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                                                                    Exhibit 99.1



                                PROLOGIS TRUST

                             INITIAL PURCHASE FORM

c/o EquiServe, L.P.
P.O. Box XXXX
Boston, Massachusetts 02266-8040

  Any questions, please call toll free: 1-800-XXX-XXXX (Please use enclosed envelope).

     Enrolling in the plan. I wish to enroll in the ProLogis Trust Dividend Reinvestment and Share Purchase Plan available to interested investors by making an initial investment. Enclosed is a check or money order for $_______ ($200 minimum/$5,000 maximum in any calendar month) payable to "BankBoston, N.A." Please enclose an additional $10 for the initial enrollment fee. Check must be received at least one business day prior to the commencement of the related investment period as described in the plan prospectus.

     Please note any address corrections directly on this form to the left.

     Please provide your day and evening phone numbers to assist us in processing your enrollment:

Daytime Phone: (___) - ___-____
Evening Phone: (___) - ___-____

     Account Registration. Please check one box and provide all requested information. Please print clearly.

[_]  Check here if registration desired matches mailing information above.

     Social Security Number:  ________________________________

[_] INDIVIDUAL OR JOINT. Joint accounts will be presumed to be joint tenants unless restricted by applicable state law or otherwise indicated. Only one Social Security Number is required for tax reporting.

     ___________________________________________________________________
     Owner's First Name  Middle Initial  Last Name

     ____________________________________________
     Owner's Social Security Number

     ___________________________________________________________________
     Joint Owner's First Name  Middle Initial  Last Name


[_] CUSTODIAL. A minor is the beneficial owner of the account with an adult Custodian managing the account until the minor becomes of age, as specified in the Uniform Gifts/Transfers to Minor Act in the minor's state of residence.

     ___________________________________________________________________
     Custodian's First Name  Middle Initial  Last Name

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     ___________________________________________________________________
     Minor's First Name  Middle Initial  Last Name

     ____________________________________________
     Minor's Social Security Number

     ____________________________________________
     Minor's State of Residence

[_] TRUST. Account is established in accordance with provisions of a trust agreement.

     ___________________________________________________________________
     Trustee Name

     ___________________________________________________________________
     Name of Trust

     _____________   _________________________
     Trust Date      Tax ID Number

     ___________________________________________________________________
     Beneficiary

     Dividend Election. Please check one box and provide the requested information.

     You may choose to reinvest all, a portion or none of the dividends paid on ProLogis shares registered in your name and held by you under the program. If you do not indicate a choice, you automatically will default into the full dividend reinvestment election with all dividends reinvested.

[_] Full Dividend Reinvestment. I wish to reinvest all of my common share dividends in additional common shares. I may also make optional payments to the program. (You will not receive a dividend check.)

[_] Partial Dividend Reinvestment. I wish to have cash dividends on _______ whole shares of common shares sent to me in cash, and dividends on the rest of my common shares reinvested in additional common shares. I may also make optional payments to the program.

[_] Optional Cash Only. I wish to make only optional cash payments to the program. (You will receive a dividend check for all shares.)

     Signatures. By signing this form, I request enrollment, certify that I have received and read the prospectus describing the plan and agree to abide by the terms and conditions of the plan. I hereby appoint BankBoston, N.A. as my agent to apply dividends and any investment I may make to the purchase of shares under the plan. I understand that I may revoke this authorization at any time by written notice to BankBoston, N.A.

     All joint owners must sign.

     Under penalties of perjury, I also certify that: A. The number shown on this form is my/our correct Social Security Number or Taxpayer ID Number, B. I am not subject to backup withholding either because (1) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (2) the IRS has notified me that I am no longer subject to backup withholding. (Check here ___ if you have been notified by the IRS that you are subject to backup withholding because of under reporting of interest or dividends on your tax returns.)

______________________________________________________
Signature                              Date

______________________________________________________
Signature                              Date

[_] Automatic Investment. You may authorize monthly deductions from your personal bank account. BankBoston, N.A. will invest these deductions in ProLogis shares and credit the account you designate above. To initiate these deductions, please complete the reverse side of this form and check this box. Your authorized monthly deduction from your back account must be for at least $200 and cannot exceed $5,000 in any calendar month.


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                                    [BACK]


     Please complete the information below to commence automatic withdrawals from your bank account to purchase additional shares. Deductions and Investments will continue until you notify BankBoston, N.A. to change or discontinue them. You must notify the bank by telephone or written request at least one (1) business days prior to the beginning of the relevant investment period for any change to be effective. Should your Bank account contain insufficient funds to cover the authorized deduction, no investment will occur. In such event, you will be charged a $25.00 fee by BankBoston, N.A. and you may be charged an additional fee by your bank for insufficient funds.

Please see sample below illustrating where these numbers can be found.



ABA Routing Number                   Checking or Money Market         Savings
[_][_][_][_][_][_][_][_][_]              [_]                            [_]

Bank Account Number
[_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]

Amount to be Withdrawn
[_], [_][_][_].[_][_] ($200 minimum, $5,000 maximum in any calendar month)

I hereby authorize BankBoston, N.A. to make monthly automatic transfers of funds from my savings/checking account in the amount indicated on this form. These funds will be used to purchase common shares for my account. Note: If joint account, both holders must sign.


     ____________________________________     ______________________________
     Name on Account (Please Print)           Name of Financial Institution

     ____________________________________
     Mailing Address of Financial Institution

     ____________________________________
     City        State         Zip



     _____________________________       ____________________________________
     Signature         Date              Signature         Date



                             [diagram of a check]